      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION JANUARY 29, 1998
                                                  REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       CORRECTIONS CORPORATION OF AMERICA
           (Exact name of the registrant as specified in its charter)

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
                         TENNESSEE                                                  62-1156308
(State or other jurisdiction of incorporation or organization)         (I.R.S. Employer Identification Number)

                            10 BURTON HILLS BOULEVARD
                           NASHVILLE, TENNESSEE 37215
                        (Address, including Zip Code, of
                          Principal Executive Offices)
                         ------------------------------

                       CORRECTIONS CORPORATION OF AMERICA
                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)
                         ------------------------------

                              DARRELL K. MASSENGALE
                             CHIEF FINANCIAL OFFICER
                       CORRECTIONS CORPORATION OF AMERICA
                            10 BURTON HILLS BOULEVARD
                           NASHVILLE, TENNESSEE 37215
                                 (615) 263-3000
                      (Name, address and telephone number,
             including zip code and area code, of agent for service)
                         ------------------------------

                                    COPY TO:
                            ELIZABETH E. MOORE, ESQ.
                           STOKES & BARTHOLOMEW, P.A.
                          424 CHURCH STREET; SUITE 2800
                           NASHVILLE, TENNESSEE 37219
                                 (615) 259-1450

                         CALCULATION OF REGISTRATION FEE

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=====================================================================================================================

---------------------------------------------------------------------------------------------------------------------
  TITLE OF SECURITIES            AMOUNT             PROPOSED MAXIMUM        PROPOSED MAXIMUM            AMOUNT OF
   TO BE REGISTERED               TO BE            OFFERING PRICE PER      AGGREGATE OFFERING        REGISTRATION FEE
                               REGISTERED               SHARE(1)                  PRICE
---------------------------------------------------------------------------------------------------------------------
     COMMON STOCK,
   $1.00 PAR VALUE.              300,000                 $35.19                $10,557,000                $3,115
---------------------------------------------------------------------------------------------------------------------
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         (1) ESTIMATED SOLELY FOR THE PURPOSE OF DETERMINING THE AMOUNT OF THE
REGISTRATION FEE PURSUANT TO RULE 457(H) UNDER THE SECURITIES ACT OF 1933, AS
AMENDED.

                      REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, $1.00 par value per share (the "Common Stock"), of Corrections Corporation of America, a Tennessee corporation (the "Registrant"), for the Corrections Corporation of America Non-Employee Directors' Stock Option Plan, as amended.

          INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENT

         The Registration Statement on Form S-8 (Registration No. 33-72496) previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") on December 3, 1993, is hereby incorporated by reference herein in its entirety except with respect to a portion of Item 3 and all of
Item 6 of such Registration Statement.

ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following document filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is hereby incorporated by reference:

                  (a) The Registrant's Annual Report on Form 10-K filed on April 1, 1997 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (c) The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-B, filed with the Commission on July 10, 1997 pursuant to Section 12(b) of the Exchange Act (the "Form 8-B").

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Tennessee Business Corporation Act (the "TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) such person acted in good faith;
(ii) the director or officer reasonably believed, in the case of conduct in an official capacity, that such conduct was in the corporation's best interests, or, in all other cases, that such conduct was not opposed to the best interests of the corporation; and (iii) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to a director or officer, no indemnification may be made if such director or officer is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in connection with the proceeding. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, even if such director or officer (i) was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (ii) was adjudged liable on the basis that personal benefit was improperly received; or
(iii) breached his or her duty of care to the corporation. The Registrant's Bylaws provide that each director and officer of the Registrant may be indemnified by the Registrant to the extent allowed by Tennessee law.

         The Registrant's Charter, as amended, provides that to the fullest extent permitted by Tennessee law, no director shall be personally liable to the Registrant or its shareholders for monetary damages for breach of any fiduciary duty to the Registrant. Under this Registrant's Charter and the TBCA, the Registrant's directors are relieved of personal liability to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from a judgment or other final adjudication establishing (i) any breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) any unlawful distributions.

ITEM 8.           EXHIBITS.

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
EXHIBIT NO.                               DESCRIPTION
-----------                               -----------
   5 Opinion of Stokes & Bartholomew, P. A., regarding the legality of the Common Stock registered hereby.

   23.1            Consent of Arthur Andersen, LLP.

   23.2            Consent of Stokes & Bartholomew, P. A. (Included in Exhibit
                   5).

   24 Powers of Attorney (Included on the signature pages of this Registration Statement).
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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on this 28th day of January, 1998.

                     CORRECTIONS CORPORATION OF AMERICA



                     By: /s/ Doctor R. Crants
                         -------------------------------------------------------
                         Doctor R. Crants, President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears immediately below constitutes and appoints Doctor R. Crants and Darrell K. Massengale, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and eery act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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
Signature                                   Title                                       Date
---------                                   -----                                       ----

/s/ Doctor R. Crants                        Chairman of the Board; President;           January 28, 1998
---------------------------------           Chief Executive Officer; and
Doctor R. Crants                            Director (Principal Executive Officer)


/s/ Darrell K. Massengale                   Vice President, Finance; Chief              January 28, 1998
---------------------------------           Financial Officer; Secretary and
Darrell K. Massengale                       Treasurer (Principal Financial
                                            and Accounting Officer)

                                            Chairman Emeritus and Director              January 28, 1998
---------------------------------
Thomas W. Beasley
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



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
/s/ Joseph F. Johnson                       Director                                    January 28, 1998
---------------------------------
Joseph F. Johnson


/s/ William F. Andrews                      Director                                    January 28, 1998
---------------------------------
William F. Andrews


/s/ R. Clayton McWhorter                    Director                                    January 28, 1998
---------------------------------
R. Clayton McWhorter


/s/ Samuel W. Bartholomew, Jr.              Director                                    January 28, 1998
---------------------------------
Samuel W. Bartholomew, Jr.


---------------------------------           Director                                    January 28, 1998
Jean-Pierre Cuny
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



                                  EXHIBIT INDEX


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
EXHIBIT NO.                             DESCRIPTION
-----------                             -----------
5                      Opinion of Stokes & Bartholomew, P. A., regarding the legality of the
                       Common Stock registered hereby.

23.1                   Consent of Arthur Andersen, LLP.

23.2                   Consent of Stokes & Bartholomew, P. A. (Included in Exhibit 5).
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